FUNDAMENTAL FUNDS, INC.

                      PLAN FOR PAYMENT OF CERTAIN EXPENSES
                       FOR DISTRIBUTION AND/OR SHAREHOLDER
                              SERVICING ASSISTANCE
                           (As amended March 31, 1999)


               The plan (the "Plan") of Fundamental Funds, Inc. (the "Fund"), a Maryland corporation registered as an open-end non-diversified management investment company under the Investment Company Act of 1940, as amended (the "Act"), adopted pursuant to Section 12(b) of the Act and Rule 12b-1 promulgated thereunder ("Rule 12b-1").

               1. Certain Payments Authorized. (a) The Fund is authorized: (i) to make payments periodically to any securities dealer ("Securities Dealer") who is registered under the Securities Exchange Act of 1934, as amended (the "1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and who entered into a sales and shareholder processing and service agreement with the Fund in substantially the form of Exhibit A (the "Selected Dealer Agreement"); and (ii) to make payments to a person or organization ("Institution") who has entered into a shareholder processing and service agreement with the Fund in substantially the form of Exhibit B (the "Shareholder Service Agreement"). Securities Dealers and Institutions are collectively referred to as "Service Agents."

               (b) The schedule of fees to Service Agents and the basis upon which such fees will be paid shall be determined from time to time by the Fund, subject to the following limitation: The aggregate amount of all fees payable by the Fund to Servicing Agents in any fiscal year of the Fund shall not exceed
 .50% of the aggregate average daily net assets of the Fund on an annual basis for such fiscal year.

               (c) The Fund may also make payments out of the amounts set forth in paragraph 1(b) hereof, for certain promotional and advertising expenses such as preparing, reproducing and distributing sales literature and prospectuses used for sales purposes; advertising, public relations and communications with inventors and prospective investors.

               (d) The Fund may also make  payments  to  Cresvale  International
(US) LLC ("Cresvale") out of the amounts set forth in paragraph 1(b) hereof, for providing support services. Such payments may include distribution-related expenses incurred by Cresvale for office space, facilities and equipment; salaries, training and administrative expenses; computer systems and software; communications, supplies, photocopying and similar types of expenses.

               (e)   This   Plan   will   only   make   payments   for   covered
distribution-related expenses actually incurred by Cresvale. The amount of expenses incurred by Cresvale in any one fiscal year may exceed the rate of reimbursement set forth in item (b) above. Provided that this Plan continues in effect, any cumulative distribution-related expenses incurred by Cresvale under this Plan (in excess of the annual maximum amount payable by the Fund under this Plan) may be carried forward for three years in anticipation of reimbursement by the Fund on a "first-in, first-out" basis. The Fund will not pay interest or any type of finance or service charges on amounts carried forward under this Plan. If this Plan is terminated or discontinued in accordance with its terms, the obligations of the Fund to make payments to Cresvale will cease and the Fund will not be required to make any payments past the date this Plan is terminated.

               2. Reports. Quarterly, in each year that this Plan remains in effect, the Fund's offices shall prepare and furnish to the Board of Directors of the Fund a written report, complying with the requirements of Rule 12b-1, setting forth the amount expended under the Plan and purposes for which such expenditures were made.

               3. Approval of Plan. This Plan shall become effective upon approval of the Plan, and the forms of Selected Dealer Agreement and Shareholder Service Agreement, by the majority vote of the Fund's Board of Directors and the Qualified Directors (the directors of the fund who are not "interested persons" of the Fund, as defined in Section 2(a)(19) of the Act, and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan), cast in person at a meeting called for the purpose of voting on the Plan and the approval of a majority of the outstanding voting securities of the Fund, as defined in Section 2(a)(42) of the Act, at the next meeting of the Fund's shareholders.

               4. Term. This Plan shall remain in effect for one year from its effective date and may be continued thereafter if this Plan and all related agreements are approved at least annually by a majority vote of the Fund's Board of Directors, including a majority of the Qualified Directors, cast in person at a meeting called for the purpose of voting on such Plan and agreements. This Plan may not be amended in order to increase materially the amount to be spent hereunder without Fund shareholder approval in accordance with Section 3 hereof. All material amendments to this Plan must be approved by a vote of the Board of Directors of the Fund, and of the Qualified Directors, cast in person at a meeting called for the purpose of voting thereon.

               5. Termination. This Plan may be terminated at any time by a majority vote of the Qualified Directors or by vote of a majority of the outstanding voting securities of the Fund, as defined in Section 2(a)(42) of the Act.

               6. Nomination of Independent Directors. While this Plan shall be in effect, the selection and nomination of the directors of the Fund who are not "interested persons" of the Fund, as defined in Section 2(a)(19) of the Act, shall be committed to the discretion of the Qualified Directors then in office.

               7. Miscellaneous. (a) Any termination or noncontinuance of a Selected Dealer Agreement or Shareholder Service Agreement between the Fund and a particular person or organization shall have no effect on any similar agreements between other persons and the Fund pursuant to this Plan.

               (b) The Fund shall be under no obligation because of this Plan to execute any Selected Dealer Agreement or Shareholder Service Agreement with any Service Agents.

               (c) All agreements with any Service Agent relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Section 5 hereof.

                             FUNDAMENTAL FUNDS, INC.

                                SERVICE AGREEMENT



Cresvale International (US) LLC
55 Broadway
New York, NY  10006

Gentlemen:

        Fundamental Funds, Inc. (the "Fund"), a Maryland corporation, is a non-diversified open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Fund offers its shares (the "Shares") to the public in accordance with the terms and conditions contained in its Prospectus (the "Prospectus") and Statement of Additional Information (the "SAI") on file with the Securities and Exchange Commission, as part of the Fund's most recent registration statement effective from time to time under the Securities Act of 1933, as amended (the "Securities Act").

        The Fund has adopted a plan (the "Plan") pursuant to Rule 12b-1 of the Investment Company Act for making payments to certain persons for distribution assistance and shareholder servicing.

        We desire to enter into an Agreement with you for the servicing of shareholders of, and the administration of shareholder accounts in, the Fund. Subject to your acceptance of this Agreement, the terms and conditions of this Agreement, shall be as follows:

        1. You agree to provide the following support services to the Fund and its shareholders (the "Shareholders"):

               (a) Advertising Services--you will place such advertisements on behalf of the Fund from time to time during the term of this Agreement as you determine to be in the best interest of the Fund (the "Advertising Services");

               (b) Telephone Services--you will make telephone calls to Shareholders and potential Shareholders of the Fund, based upon written lists of names and telephone numbers available to you in order to determine whether such persons have any interest in purchasing shares of the Fund (the "Telephone Services"); and

               (c) Fulfillment Services--you will (i) distribute sales literature, (ii) answer inquiries by Shareholders and potential Shareholders, (iii) assist Shareholders in changing account designations and addresses, (iv) establish and maintain Shareholder account records, and
                      (iv) provide such other
                      services to Shareholders and potential Shareholders of the Fund from time to time as they may reasonably request, to the extent you are permitted to do so under application statutes, rules or regulations (the "Fulfillment Services").

        2. You agree to comply with the provisions contained in the Securities Act governing the distribution of Prospectuses to persons to whom you offer Shares, and, if requested, you will deliver SAIs to such persons. You further agree to deliver, upon request, copies of any amended Prospectus (and SAI) to any Shareholder or potential Shareholder of the Fund and to deliver to such persons copies of the annual and interim financial reports, proxy solicitation materials, and other sales literature of the fund, upon request. We agree to furnish you with as many as you may reasonably request.

        3. You represent that you are a member in good standing of the National Association of Securities Dealers, Inc. You agree that you will not offer Shares to persons in any jurisdiction in which you may not lawfully make such offer due to the fact that you have not registered under, or are not exempt from, the application registration or licensing requirements of such jurisdiction.

        4. You will provide such office space and equipment, including computer systems and software, communications and duplicating facilities and personnel (which may be part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the Advertising Services.
Telephone Services, or Fulfillment Services.

        5. For all purposes of this Agreement, you will be deemed to be an independent contractor and will have no authority to act as the agent for the Fund in any manner or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold the Fund, its officers, trustees and shareholders, harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder. We agree that, in respect of any matters connected with or action taken by you pursuant to this Agreement, you shall be under no liability to us or third parties, and we will indemnify you against all such liability, arising from any claims based on the form of, or the statements contained in, or the validity of, any Prospectus, SAI or registration statement containing such Prospectus and SAI, or any amendment or supplement thereto, or any report or other filing made by us, except for filing or reporting obligations expressly assumed by you herein. You and your employees will, upon request, be available during normal business hours to consult with the Fund or its designees concerning the performance of your responsibilities under this Agreement.

        6. In consideration of the services and facilities provided by you hereunder, the Fund will pay to you, and you will accept as full payment thereof, such fees as are set forth in Exhibit A hereto. Except as otherwise provided in Section 7 below, these fees may be prospectively increased or decreased by the Fund in its sole discretion, at any time upon notice to you. Further, the Fund may in its discretion and without notice, suspend or withdraw the sale of Shares. The Fund represents to you that the payment of the fees set forth in Exhibit A hereto has been authorized pursuant to the Plan approved by the Directors of the Fund and shall be paid only so long as the Plan and this Agreement remain in effect.

        In addition, you are authorized to collect advertising agency commissions or fees (collectively, the "Advertising Service Fee") resulting from advertisements placed by you on behalf of the Fund. It is anticipated that such Advertising Service Fee will be equal to 15% of the cost of advertising placed by you on behalf of the Fund.

        7. You acknowledge that, under its Plan, the Fund may not pay aggregate fees to third parties assisting with the distribution of Fund shares in excess of 0.50% of the aggregate average daily net assets of the Fund computed on an annual basis for such fiscal year. In the event that aggregate fee obligations of the Fund exceed such 0.50%, you agree that the fees payable to you by the Fund for the services rendered by you hereunder shall be equal to (i) 0.50% of the Fund's aggregate average daily net assets for such fiscal year, multiplied by (ii) the total fees which would be payable to you absent such 0.50% limitation divided by the total fees which would be payable by the Fund (absent the 0.50% limitation) to third parties providing assistance with the distribution of Fund shares.

        8. You will (a) maintain all records required by law relating to transactions in Shares and, upon request by the Fund, promptly make such of these records available to the Fund as the Fund may reasonably request in connection with its operations, and (b) promptly notify the Fund if you experience any difficulty in maintaining the records described in the foregoing clause in an accurate and complete manner.

        9. Except as may be provided in a separate agreement between the Fund and you, neither you nor any of your employees or agents are authorized to assist in distribution of the Shares to the public or to make any representation concerning the Shares or the Fund, except for representations contained in the then current Prospectus and SAI, copies of which will be supplied to you by the Fund. Except as set forth in this Agreement, you shall have no authority to act as agent for the Fund.

        10. The Fund's officers are required by law to provide to the Board of Directors of the Fund and the Board of Directors of the Fund is required to review, at least quarterly, a written report of the amounts expended in connection with the Agreement and the purposes for which such expenditures were made. In that connection, you will furnish the Fund or its designees with such information as they may reasonable request and will otherwise cooperate with the Fund and its designees (including, without limitation, any auditors designated by the Fund), in connection with the preparation of reports to the Fund's Board of Directors concerning this Agreement and the monies paid or payable by the Fund pursuant hereto, as well as any other reports or filings that may be required by law.

        11. You may enter into other similar servicing agreements with any person or persons without the Fund's consent.

        12. The Fund shall be under no liability to you, except for lack of good faith and for obligations expressly assumed by the Fund hereunder. In carrying out your obligations, you agree to act in good faith and without negligence. Nothing contained in this Agreement is intended to operate as a waiver by the Fund or you of compliance with any provision of the Investment Company Act, Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, or any other applicable law.

        13. This Agreement may be terminated by either party, without penalty, upon ten (10) days' written notice to the other party and shall automatically terminate in the event of its assignment, as defined in the Investment Company Act. This Agreement may also be terminated at any time without penalty by the vote of a majority of the members of the Board of Directors of the Fund who are not "interested persons" (as such phrase is defined in the Investment Company
Act) and have no direct financial interest in the operation of the Plan with respect to the Fund, or by the vote of a majority of the outstanding voting shares of the Fund.

        14. All communications to the Fund should be sent to:

               Fundamental Funds, Inc.
               67 Wall Street
               New York, New York  10005



                                                   FUNDAMENTAL  FUNDS, INC.


                                                   By:
                                                      ---------------------


Confirmed and accepted:


CRESVALE INTERNATIONAL (US) LLC

By:
   ----------------------------

Date:
     --------------------------

                                                                       EXHIBIT B
                                                                         TO PLAN

                         FORM OF SHAREHOLDER PROCESSING
                              AND SERVICE AGREEMENT

Gentlemen:

        Fundamental Funds, Inc. (the "Fund"), a Maryland corporation, is a non-diversified open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Fund offers its shares, $.001 par value ("Shares"), to the public in accordance with the terms and conditions contained in the Prospectus and Statement of Additional Information (the "SAI") of the Fund. The terms "Prospectus" and "SAI" as used herein refer to the prospectus or statement of additional information on file with the Securities and Exchange Commission which is part of the most recent registration statement effective from time to time under the Securities Act of 1933, as amended (the "Securities Act").

        1. You will provide to Clients a schedule of any fees that you may charge to them relating to the investment of their assets in Shares. You agree to provide the following support services to Clients who may from time to time beneficially own Shares: (i) aggregating and processing purchase and redemption requests for Fund Shares from Clients and placing net purchase and redemption orders with Firstar Mutual Fund Services, LLC, the Fund's transfer agent; (ii) providing Clients with a service that invests the assets of their accounts in Shares pursuant to specific or preauthorized instructions; (iii) processing dividend payments from the Fund on behalf of Clients; (iv) providing information periodically to Clients showing their positions in Shares; (v) arranging for bank wires; (vi) responding to Client inquiries relating to the services performed by you; (vii) providing sub-accounting with respect to Shares beneficially owned by Clients or providing the information by you; (vii) providing sub-accounting with respect to Shares beneficially owned by Clients or providing the information to the Fund or its transfer agent necessary for sub-accounting; (viii) if required by law or any agreement with your Client, forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients; and (ix) providing such other similar services as the Fund may reasonably request to the extent that you are permitted to do so under applicable statutes, rules or regulations.

        2. Shares purchased by you on behalf of your Clients will be registered in your name or in the name of your nominee. The Client will be the beneficial owner of the shares of the Fund purchased and held by you in accordance with the Client's instructions and the Client may exercise all rights of a shareholder of the Fund. You agree to transmit to the Fund or its transfer agent in a timely manner all purchase orders and redemption requests of your Clients, if required by law or any agreement with your Client, and to forward to each Client all proxy statements, periodic shareholder reports and other communications received from the Fund by you on behalf of your Clients.

        3. You agree to transmit to the Fund's transfer agent, on the date such purchase orders are effective, federal funds in an amount equal to the amount of all purchase orders placed by you on behalf of your Clients and accepted by the Fund (net of any redemption orders placed by you on behalf of your Clients). In the event that the Fund's transfer agent fails to receive such federal funds on such date
(other than through the fault of the Fund or its transfer agent), you shall indemnify the Fund against any expense (including overdraft charges) incurred by the Fund as a result of its failure to receive such federal funds.

        4. You agree to make available to the Fund, upon the Fund's request, such information relating to your Clients who are beneficial owners of Shares and their transactions in Shares as may be required by applicable laws and regulations.

        5. You agree to transfer record ownership of a Client's Shares of the Fund to the Client promptly upon the request of the Client. In addition, record ownership will be promptly transferred to the Client in the event that the person or entity ceases to be your client.

        6.  You  will  provide  such  office  space  and  equipment,   telephone
facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to Clients.

        7. For all purposes of this Agreement you will be deemed to be an independent contractor and will have no authority to act as agent for the Fund in any manner or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold the Fund harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Shares by or on behalf of the Clients. You and your employees will, upon request, be available during normal business hours to consult with the Fund or its designees concerning the performance of your responsibilities under this Agreement.

        8. In consideration of the services and facilities provided by you hereunder, the Fund will pay to you, and you will accept as full payment therefor, the fee set forth on the attached schedule based upon the average daily net asset value of the shares held from time to time by or on behalf of Clients (the "Clients' Fund Shares"), which fee will be computed daily and payable monthly. For purposes of determining the fees payable under this computation, the average daily net asset value of the Clients' Fund Shares will be computed in the manner specified in the Fund's registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of Shares for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by the Fund in its sole discretion, at any time upon notice to you. Further, the Fund may, in its discretion and without notice, suspend or withdraw the sale of Shares including the sale of such Shares to you for the account of any Client or Clients. The Fund represents to you that this Agreement and the payment of such service fees has been authorized and approved by the Fund's Board of Directors.

        9. You will (i) maintain all records required by law relating to transactions in Shares and, upon request by the Fund, promptly make such of these records available to the Fund as the Fund may reasonably request in connection with its operations; and (ii) promptly notify the Fund if you experience any difficulty in maintaining the records described in the foregoing clauses in an accurate and complete manner.

        10. Except as may be provided in a separate written agreement between the Fund and you, neither you nor any of your employees or agents are authorized to assist in distribution of the Shares to the public or to make any representation to your clients concerning the Shares except those contained in the then current Prospectus and SAI, copies of which will be supplied to you by the Fund. Except as set forth in this Agreement, you shall have no authority to act as agent for the Fund. The Fund shall not be a party, nor will they be represented as a party, to any agreement that you may enter into with your Clients, and the Fund shall not participate, directly or indirectly, in any compensation that you may receive from your Clients in connection with your acting on their behalf with the Fund.

        11. The Fund's officers are required by law to provide to the Board of Directors of the Fund and the Board of Directors of the Fund is required to review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In that connection, you will furnish the Fund or its designees with such information as they may reasonably request (including, without limitation, periodic certifications confirming the provisions to Clients of the services described herein) and will otherwise cooperate with the Fund and its designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to the Fund's Board of Directors concerning this Agreement and the monies paid or payable by the Fund pursuant hereto, as well as any other reports or filings that may be required by law.

        12. You may enter into other similar servicing agreements with any person or persons without the Fund's consent.

        13. The Fund shall be under no liability to you except for lack of good faith and for obligations expressly assumed by the Fund hereunder. In carrying out your obligations, you agree to act in good faith and without negligence. Nothing contained in this Agreement is intended to operate as a waiver by the Fund or you of compliance with any provision of the Investment Company Act, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, or any other applicable law.

        14. This Agreement may be terminated by either party, without penalty, upon ten (10) days' written notice to the other party and shall automatically terminate in the event of its assignment, as defined in the Investment Company Act. This Agreement may also be terminated at any time without penalty by the vote of a majority of the members of the Board of Directors of the Fund who are not "interested persons" (as such phrase is defined in the Investment Company
Act) and have no direct or indirect financial interest in the operation of the Plan of Distribution with respect to the Fund, or by the vote of a majority of the outstanding voting securities of the Fund.

        15. All communications to the Fund should be sent to:

               Fundamental Funds, Inc.
               67 Wall Street
               New York, New York  10005


                                                        FUNDAMENTAL FUNDS, INC.

                                                        By:
Confirmed and Accepted:                                    --------------------
                                                        Authorized Signature
Firm Name:
          -------------------------

By:
   --------------------------------

Address:
        ---------------------------

Date:
     ------------------------------